UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
January 28, 2003
------------------
(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
------------------------------------------
(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
-------------------------------------------------------
(Address of principal executive offices)

336-229-1127
------------
(Registrant's telephone number, including area code)




ITEM 9. Regulation FD Disclosure.

   Laboratory Corporation of America -Registered Trademark-
Holdings (LabCorp -Registered Trademark-)(NYSE:LH) announced that Thomas P. Mac Mahon, chairman and chief executive officer, is scheduled to speak at the US Bancorp Piper Jaffray Health Care Conference in New York on January 29, 2003 at 4:00 p.m. Eastern
Time. At the conference, the Company will reiterate its guidance for 2002 and 2003, as filed in an 8K on October 30, 2002, A live audio Webcast of the presentation will be available via the company
Web site at www.labcorp.com. A replay of the audio Webcast will begin shortly following the actual presentation and will be available through February 14, 2003.




The Company also announced that its results for the fourth quarter and full year 2002 are scheduled to be released after markets close on February 18, 2003. A live broadcast of LabCorp's quarterly conference call on February 19, 2003 will be available online at www.labcorp.com or at www.streetevents.com beginning at 9:00 a.m. Eastern Time, with an online rebroadcast continuing through March 19, 2003. The live call at 9:00 a.m. will also be available in a listen-only mode by dialing 212-896-6113. A telephone replay of the call will be available through February 26, 2003 and can be heard by dialing 800-633-8284 (402-977-9140 for international callers). The access code for the replay is 211-16-073.









Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp's financial results is included in the Company's Form 10-K for the year ended December 31, 2001 and subsequent SEC filings, and will be available in the Company's 10-K for the year ended December 31,2002, when filed.




SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                        (Registrant)

               By:/s/ BRADFORD T. SMITH
                      ----------------------------------
                      Bradford T. Smith
                      Executive Vice President
                      and Secretary



Date: January 28, 2003